Exhibit 2.3

AGREEMENT AND PLAN OF DISTRIBUTION
THIS AGREEMENT AND PLAN OF DISTRIBUTION (the “Distribution Agreement”) dated as of May 11, 2015 by and between Top Shelf Brands Holdings Corp., a Nevada corporation (“Top Shelf”) and International Spirit and Beverage Group, Inc. a Nevada corporation (“International Spirit”).
WITNESSETH:
WHEREAS, Top Shelf, is the owner of 126,790,151 shares of common stock, $.00001 par value per share, of International Spirit;
WHEREAS, Top Shelf’s board of directors has decided to currently focus its business on its core competency of developing distilled alcoholic beverages; and
WHEREAS, in order to focus on the business of Top Shelf, the board of directors has decided to complete a Distribution (as hereinafter defined) of the shares of common stock of International Spirit to the shareholders of Top Shelf as soon as practicable.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Top Shelf and International Spirit hereby agree as follows:
ARTICLE I
 DEFINITIONS
Section 1.1          General.  As used in this Distribution Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
Action:  shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.
Affiliate:  an Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
Top Shelf Common Stock:  shall mean the common stock, $.001 par value, of Top Shelf.
International Spirit Common Stock:  shall mean the common stock, $.00001 par value of International Spirit.
Commission: shall mean the Securities and Exchange Commission.
Distribution:  the distribution on the Distribution Date to Eligible Receiver holders of shares of Top Shelf Common Stock as of the Distribution Record Date of the International Spirit Common Stock owned by Top Shelf on the basis of  one share of International Spirit Common Stock for each fifteen whole shares of Top Shelf Common Stock, on a fully diluted basis.
Distribution Agreement:  This Agreement and Plan of Distribution, as amended or supplemented from time to time.
Distribution Date:  The date or dates selected by Top Shelf to distribute the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.
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Distribution Record Date: shall mean such date as may hereafter be determined by Top Shelf’s Board of Directors as the record date for determining the stockholders of Top Shelf entitled to receive the Distribution Shares.
Distribution Shares:  shall mean the shares of capital Stock, par value $.00001 per share, of International Spirit to be distributed pursuant to the terms of this Distribution Agreement.  The Distribution Shares shall consist of the total number of common shares of International Spirit owned of record by Top Shelf on the Distribution Record Date.
Effective Date:  The date on which the Registration Statement is declared effective by the Commission pursuant to the Securities Act.
Eligible Receiver:  shall mean a Person who is the owner of 375,000 or more shares of Top Shelf Common Stock or the owner of a right that entitles the Person to 375,000 or more shares of Top Shelf Common Stock. Such rights include but are not limited to, convertible preferred stock, options or warrants to purchase Top Shelf Common Stock outstanding on the Distribution Date.
Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.
FINRA:  shall mean the Financial Industry Regulatory Authority.
Indemnifiable Losses:  shall mean any and all losses, liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys’ fees and any and all out‑of‑pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions and which are incurred by any Indemnitee (as hereinafter defined).
Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.
Prospectus:  The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus.  If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus filed pursuant to such Rule.
Registration Statement:  Any registration statement of International Spirit which covers any of the Distribution Shares pursuant to the provisions of this Distribution Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
Rules and Regulations:  The rules and regulations of the Commission.
Securities Act:  shall mean the Securities Act of 1933, as amended from time to time.
Transfer Agent:  shall mean VStock Transfer LLC, and its successors and assigns.
Section 1.2          References.  References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Distribution Agreement, and references to a “Section” are, unless otherwise specified, to one of the Sections of this Distribution Agreement.
ARTICLE II
 CERTAIN COVENANTS
Section 2.1          Directors and Officers of International Spirit.  The officers and directors of International Spirit will not change as a result of the Distribution.
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Section 2.2          FINRA Qualification.  International Spirit shall use its best efforts to qualify the Distribution Shares for quotation by OTC Markets Group OTCQB tier.
Section 2.3          Best Efforts Undertaking of International Spirit.  International Spirit hereby expressly covenants and agrees to use its best efforts to effect the Distribution of the Distribution Shares on an expedited basis following the execution of this Distribution Agreement.
ARTICLE III
 INDEMNIFICATION
Section 3.1          Indemnification by International Spirit.  From and after the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, International Spirit shall indemnify, defend and hold harmless Top Shelf, its successors and permitted assigns and its directors, officers, stockholders, employees, representatives, Affiliates, agents and associates (collectively hereinafter, the “Indemnitees”) from and against any and all Indemnifiable Losses of any of the Indemnitees related in any way to or otherwise arising in connection with:  (a) the operation of the business of International Spirit; (b) the breach by International Spirit at any time of any representation, warranty, covenant or agreement of International Spirit provided in this Distribution Agreement; and (c) any claims relating to the Prospectus or the Registration Statement.
Section 3.2          Indemnification by Top Shelf.  From and after the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, Top Shelf shall indemnify, defend and hold harmless International Spirit, its successors and permitted assigns and its directors, officers, stockholders, employees, representatives, Affiliates, agents and associates (collectively hereinafter, the “Indemnitees”) from and against any and all Indemnifiable Losses of any of the Indemnitees related in any way to or otherwise arising in connection with:  (a) the operation of the business of Top Shelf; (b) the breach by Top Shelf at any time of any representation, warranty, covenant or agreement of Top Shelf provided in this Distribution Agreement; and (c) any claims relating to the Prospectus or the Registration Statement.
Section 3.3          Procedures for Indemnification.
(a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a “Third Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify International Spirit in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent to which International Spirit shall have been actually prejudiced as a result of such failure (except that International Spirit shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).  Thereafter, the Indemnitee shall deliver to International Spirit promptly (and in any event within 20 business days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b) If a Third Party Claim is made against an Indemnitee, International Spirit shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by International Spirit; provided that such counsel is not reasonably objected to by the Indemnitee.  Should International Spirit so elect to assume the defense of a Third Party Claim, International Spirit shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof.  If International Spirit assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by International Spirit, it being understood that International Spirit shall control such defense.  International Spirit shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which International Spirit has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and International Spirit or that there are defenses available to the Indemnitee that are not available to
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International Spirit, the effect of which shall be to make it impractical for the Indemnitee and International Spirit to be jointly represented by the same counsel, in which case International Spirit shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions.  If International Spirit so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with International Spirit in the defense or prosecution thereof.
(c) If International Spirit acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without International Spirit’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of International Spirit if the Indemnitee releases International Spirit from its indemnification obligations hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect International Spirit.  If International Spirit acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that International Spirit may recommend that by its terms (i) obligates International Spirit to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that International Spirit’s indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of International Spirit in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).
(d) Notwithstanding the foregoing, International Spirit shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages.  If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, International Spirit shall be entitled to assume the defense of the portion relating to money damages.
Section 3.            Indemnification Payments.  Any indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Losses are incurred.
Section 3.5          Survival of Indemnification Obligations.  The obligations of International Spirit under this Article III shall survive indefinitely the execution and delivery of this Distribution Agreement.
ARTICLE IV
 THE DISTRIBUTION
Section 4.1          Issuance and Distribution of the Distribution Shares.
(a) On or prior to the Distribution Date, Top Shelf shall deliver to the Transfer Agent one or more stock certificate(s) representing all of the Distribution Shares, in each case, endorsed by Top Shelf in blank, for the benefit of the holders of Top Shelf Common Stock, and Top Shelf shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such number of the International Spirit Shares to holders of record of shares of Top Shelf Common Stock on the Distribution Record Date, all as further contemplated by the Registration Statement, the Prospectus and this Distribution Agreement. The Distribution shall be effective at the Effective Time.
(b) The International Spirit Shares issued in the Distribution to Eligible Receivers with Top Shelf shares in book entry form will be distributed pursuant to a book entry system. Top Shelf shall instruct the Transfer Agent to deliver the book entry Distribution Shares previously delivered to the Transfer Agent to a depositary and to mail to each recipient of book entry Distribution Shares, a statement of the International Spirit Common Stock credited to such holder’s account. If following the Distribution a holder of International Spirit Common Stock
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requests physical certificates instead of participating in the book entry system, the Transfer Agent shall issue certificates for such shares.
(c) Top Shelf hereby represents and warrants that at the Distribution Date, the representations and warranties of Top Shelf herein contained and the statements contained in all certificates theretofore or simultaneously delivered by Top Shelf to International Spirit pursuant to this Distribution Agreement, shall in all respects be true and correct.
(d) Top Shelf shall give irrevocable instructions to the Transfer Agent to deliver to International Spirit (at Top Shelf’s expense) for a period of three years from the Distribution Date, daily advice sheets showing any transfers of Distribution Shares and from time to time during such period a complete stockholders’ list will be furnished by Top Shelf when requested by International Spirit.
Section 4.2          Conditions to the Distribution.  Top Shelf’s obligation to effect the Distribution hereunder shall be subject to the accuracy as of the date hereof and as of the Distribution Date, of the representations and warranties on the part of International Spirit herein contained, to the performance by International Spirit of all its agreements herein contained, to the fulfillment of or compliance by International Spirit with all covenants and conditions hereof, and to the following additional conditions:
(a) On or prior to the Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Top Shelf shall have reasonably objected, in writing.
(b) As soon as practicable after the Distribution Date, the common stock included in the Distribution Shares shall have (i) been authorized for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board and at least one FINRA member firm shall have agreed to make a market in the common stock that is a part of the Distribution Shares, or (ii) been approved for listing on a regional, national or international exchange.
(c) Between the date hereof and the Distribution Date, International Spirit shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.
(d) Between the date hereof and the Distribution Date there shall be no material litigation instituted or to the knowledge of International Spirit threatened against International Spirit and there shall be no proceeding instituted or to the knowledge of International Spirit threatened against International Spirit before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of International Spirit.
(e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Distribution Date, (i) International Spirit shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the initial filing of the Registration Statement and (ii) except in the ordinary course of its business, International Spirit shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise.  On the Distribution Date, the capital stock and surplus accounts of International Spirit shall be substantially as great as at its last financial report without considering the proceeds from the Distribution of the Distribution Shares.
(f) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Distribution Agreement, shall be reasonably satisfactory in all material respects to counsel to Top Shelf.
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(g) Counsel to International Spirit shall have furnished to Top Shelf its opinion, dated the first Distribution Date and any subsequent distribution date, addressed to Top Shelf, or its counsel to the effect that:
(i) International Spirit has been duly incorporated and is a validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; International Spirit is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of International Spirit.
(ii) The Distribution Shares and the outstanding capital stock of International Spirit conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding capital stock of International Spirit has been duly and validly issued and is fully-paid and non-assessable and is not subject to any pre-emptive rights or any other rights of third Persons; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights or any other rights of third Persons.
(iii) No consents, approvals, authorizations or orders of any governmental authorities are necessary for the valid Distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities laws.
(iv) The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which International Spirit is a party, or in which property of International Spirit is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.
(v) Based upon International Spirit’s representations, International Spirit (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease its properties as shown in the Prospectus, and to the best knowledge of such counsel is not in violation of any applicable laws, ordinances and regulations applicable thereto.
(vi) The Distribution Agreement has been duly authorized and executed by International Spirit and is a valid and binding agreement of International Spirit, enforceable against International Spirit in accordance with its terms, except that no opinion need be given regarding rights of indemnification under the Distribution Agreement and enforceability under laws affecting creditors’ rights.
(vii) To the best knowledge of such counsel, the representations and warranties of International Spirit contained in the Distribution Agreement are true and correct.
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(viii)  such other matters incident to the transactions contemplated by this Distribution Agreement as Top Shelf shall reasonably request.
(h) International Spirit shall have furnished to Top Shelf a certificate of the President and the Treasurer of International Spirit, dated as of the first Distribution Date, to the effect that:
(i) The representations and warranties of International Spirit in this Distribution Agreement are true and correct at and as of such Distribution Date, and International Spirit has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;
(ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;
(iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge, the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and
(iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of International Spirit and (B) International Spirit has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.
At any Distribution Date, subsequent to the first Distribution Date, International Spirit shall have furnished to Top Shelf a letter from the President and Treasurer of International Spirit, confirming in all respects, as of such Distribution Date, the opinions given by such President and Treasurer on the first Distribution Date pursuant to this Section 4.2(i).
(i) International Spirit shall have furnished to Top Shelf at or prior to the Distribution Date, such other certificates, additional to those specifically mentioned herein, as Top Shelf may have reasonably requested as to:  (i) the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; (ii) the accuracy of the representations and warranties of International Spirit herein; (iii) the performance by International Spirit of its obligations hereunder; or (iv) the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.
All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Distribution Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to Top Shelf, whose approval shall not be unreasonably withheld.  Top Shelf reserves the right to waive any of the conditions herein set forth.
ARTICLE V
 REGISTRATION OF INTERNATIONAL SPIRIT SHARES
Section 5.1          Registration Procedures.  International Spirit shall use its best efforts to effect such registrations to permit the Distribution of the Distribution Shares in accordance with the terms of this Distribution Agreement, and pursuant thereto International Spirit will as expeditiously as possible:
(a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration
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Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the Distribution of the Distribution Shares in accordance with the terms of this Distribution Agreement, and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, International Spirit will furnish to Top Shelf copies of all such documents proposed to be filed, and International Spirit will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Top Shelf shall reasonably object;
(b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;
(c) Notify Top Shelf promptly, and (if requested by Top Shelf) confirm such advice in writing (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by International Spirit of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;
(d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;
(e) If requested by Top Shelf, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Top Shelf requests to be included therein relating to the Distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post‑effective amendment;
(f) Furnish to Top Shelf, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(g) Deliver to Top Shelf without charge as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Top Shelf may reasonably request;
(h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with Top Shelf and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that International Spirit will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(i) Effect the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as Top Shelf may request at least two business days prior to any distribution of Distribution Shares to the stockholders of Top Shelf;
(j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to
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enable the consummation of the Distribution of such Distribution Shares;
(k) Upon the occurrence of any event contemplated by subparagraph 5.1(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the stockholders of Top Shelf, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
(l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by International Spirit are then listed if requested by Top Shelf or, if not listed, to become listed or qualified for quotation on the OTC Markets Group OTCQB tier;
(m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;
(n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares are distributed;
(o) Furnish to Top Shelf such information regarding the Distribution of the Distribution Shares as Top Shelf may from time to time reasonably request in writing.
Section 5.2          Registration Expenses; Certain Related Expenses.  All expenses incident to International Spirit’s performance of or compliance with this Distribution Agreement, including without limitation all registration and filing fees, fees with respect to filings require to made with FINRA, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations or qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Top Shelf may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for International Spirit and of all independent certified public accountants of International Spirit, securities acts liability insurance if International Spirit so desires and fees and expenses of other Persons retained by International Spirit (all such expenses being herein called “Registration Expenses”) will be borne by International Spirit, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws.  International Spirit will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the OTC Markets Group OTCQB tier and the fees and expenses of any Person, including special experts, retained by International Spirit.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL SPIRIT
Section 6.1          Organization and Qualification.  International Spirit is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Distribution Agreement.  International Spirit is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of International Spirit.  True and complete copies of the Articles of Incorporation, the Bylaws and the minute books of International Spirit have previously been delivered or made available to Top Shelf.
Section 6.2          Authorization and Validity of this Distribution Agreement.  The execution, delivery and performance by International Spirit of this Distribution Agreement are within International Spirit’s
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corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of International Spirit any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene (i) any provision of law;  (ii) any rule or regulation of any agency or government, domestic or foreign;  (iii) any order, writ, judgment, injunction, decree, determination or award; or (iv) any provision of the Articles of Incorporation or the Bylaws of International Spirit, do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which International Spirit is a party, or by which International Spirit or any of its properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent, approval or authorization of any other party to any agreements, licenses, leases, permits, franchises, rights and other obligations of International Spirit.
Section 6.3          Binding Obligation.  This Distribution Agreement constitutes the legal, valid and binding obligation of International Spirit and is enforceable against International Spirit in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.
Section 6.4          Capitalization of International Spirit. The authorized capital stock of International Spirit, as of the date of this Distribution Agreement, consists of 2,000,000,000, of which 1,950,000,000 are  shares of Common Stock, par value $.00001 per share and 50,000,000 are shares of Preferred Stock, par value $.00001 per share, of which 1,000,000 shares of series E preferred stock are issued and outstanding.  There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of International Spirit, or notes, securities or other instruments convertible into or exchangeable for capital stock of International Spirit, nor any agreements or understandings with respect to the issuance thereof.
Section 6.5          Duly Issued.  Upon issuance by International Spirit of the Distribution Shares, such shares will be validly issued, fully paid and non-assessable, and will vest in their holders legal and valid title to the Distribution Shares, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances.
Section 6.6          Representations Not Waived.  The representations and warranties of International Spirit contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of Top Shelf and/or its representatives or agents or by reason of the fact that Top Shelf and/or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect.
Section 6.7          Disclosure.  No representation or warranty of International Spirit contained in this Distribution Agreement and no information appearing in any writing furnished by International Spirit to Top Shelf pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF TOP SHELF
Section 7.1          Organization and Qualification.  Top Shelf is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Distribution Agreement.  Top Shelf is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial
Distribution Agreement(DKTS-ISBG)

condition of Top Shelf.  True and complete copies of the Articles of Incorporation, the Bylaws and the minute books of Top Shelf have previously been delivered or made available to International Spirit.
Section 7.2          Authorization and Validity of this Distribution Agreement.  The execution, delivery and performance by Top Shelf of this Distribution Agreement are within Top Shelf’s corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of Top Shelf any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene (i) any provision of law;  (ii) any rule or regulation of any agency or government, domestic or foreign;  (iii) any order, writ, judgment, injunction, decree, determination or award; or (iv) any provision of the Articles of Incorporation or the Bylaws of Top Shelf, do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which Top Shelf is a party, or by which Top Shelf or any of its properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent, approval or authorization of any other party to any agreements, licenses, leases, permits, franchises, rights and other obligations of Top Shelf.
Section 7.3          Binding Obligation.  This Distribution Agreement constitutes the legal, valid and binding obligation of Top Shelf and is enforceable against Top Shelf in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.
Section 7.4          Capitalization of Top Shelf. The authorized capital stock of Top Shelf, as of the date of this Distribution Agreement, consists of 2,000,000,000 shares of Common Stock, par value $.001 per share and 20,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares of series E preferred stock are issued and outstanding.  There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Top Shelf, or notes, securities or other instruments convertible into or exchangeable for capital stock of Top Shelf, nor any agreements or understandings with respect to the issuance thereof.
Section 7.5          Duly Delivered.  Upon delivery by Top Shelf of the Distribution Shares, such shares will be validly issued, fully paid and non-assessable, and will vest in their holders legal and valid title to the Distribution Shares, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances.
Section 7.6          Representations Not Waived.  The representations and warranties of Top Shelf contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of Top Shelf and/or its representatives or agents or by reason of the fact that Top Shelf and/or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect.
Section 7.7          Disclosure.  No representation or warranty of Top Shelf contained in this Distribution Agreement and no information appearing in any writing furnished by Top Shelf to Top Shelf pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
ARTICLE VIII
 DISPUTE RESOLUTION
Section 8.1          Disputes.  In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Distribution Agreement or otherwise arising out of, or in any way related to this Distribution Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an “Distribution Agreement Dispute” and collectively, “Distribution Agreement Disputes”), the party asserting the Distribution Agreement Dispute shall give written notice to the other party of the existence and nature of
Distribution Agreement(DKTS-ISBG)

such Distribution Agreement Dispute.  Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period of no less than 60 days after the date of the notice in an attempt to settle such Distribution Agreement Dispute.  If after such 60 calendar day period such representatives are unable to settle such Distribution Agreement Dispute, any party hereto may commence arbitration by giving written notice to any other party hereto that such Distribution Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.
Section 8.2          Arbitration in Accordance with American Arbitration Association Rules.  All Distribution Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the “Rules”).  The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association.  The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.
Section 8.3          Final and Binding Awards.  Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award.  This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom.  The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.
Section 8.4          Costs of Arbitration.  In the award, the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys’ fees, costs and expert witness expenses of the parties.  Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.
Section 8.5          Settlement by Mutual Distribution Agreement.  Nothing contained in this Article VII shall prevent the parties hereto from settling any Distribution Agreement Dispute by mutual agreement at any time.
ARTICLE IX
 MISCELLANEOUS
Section 9.1          No Inconsistent Agreements.  Neither Top Shelf nor International Spirit will, on or after the date of this Distribution Agreement, enter into any agreement with respect to its securities which is inconsistent with this Distribution Agreement or otherwise conflicts with the provisions hereof.  In the event Top Shelf or International Spirit has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Top Shelf hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of International Spirit’s securities under any such agreements.
Section 9.2          Survival of Obligations.  The obligations of the parties under Articles VII, VIII and IX of this Distribution Agreement shall survive the termination for any reason of this Distribution Agreement (whether such termination is by International Spirit, by Top Shelf, upon the expiration of this Distribution Agreement or otherwise).
Section 9.3          Severability.  In case any one or more of the provisions or part of the provisions contained in this Distribution Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Distribution Agreement, but this Distribution Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be
Distribution Agreement(DKTS-ISBG)

invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.  In furtherance and not in limitation of the foregoing, International Spirit and Top Shelf each intend that the covenants contained in Articles IV, V, VI and VII of this Distribution Agreement shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein.  If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.  If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.
Section 9.4          Entire Distribution Agreement, Amendment.  This Distribution Agreement contains the entire agreement between International Spirit and Top Shelf with respect to the subject matter hereof and supplants in its entirety.  This Distribution Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.
Section 9.5          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex facsimile, or air courier guaranteeing overnight delivery as follows:

To International Spirit: International Sprit and Beverage Group, Inc. Bank of America Center 700 Louisiana, Suite 3950 Houston, Texas 77002	To Top Shelf: Top Shelf Brands Holdings Corp. Bank of America Center 700 Louisiana, Suite 3950 Houston, Texas 77002
With an additional copy by like means to:
Sonfield & Sonfield
2500 Wilcrest Drive, 3rd Floor
Houston, Texas  77042
Attn: Robert L. Sonfield, Jr., Esq.
Telephone: (713) 877-8333
Facsimile:  (713) 877-1547
Email: Robert@sonfield.com
With an additional copy by like means to: Joel Pensley, Esq. Attorney and Counselor 201 East 66th Street, Suite 3M New York, New York 10065 Telephone: (917) 302-6505 Email: jpensley@icloud.com and/or to such other persons and addresses as any party shall have specified in writing to the other.
All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Section 9.6          Assignability.  This Distribution Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.
Section 9.7          Governing Law.  This Distribution Agreement shall be governed by and construed under the laws of the State of Nevada.
Section 9.8          Waiver and Further Distribution Agreement.  Any waiver of any breach of any term or condition of this Distribution Agreement shall not operate as a waiver of any other breach of such term or condition
Distribution Agreement(DKTS-ISBG)

or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in effectuating the terms and purposes of this Distribution Agreement.
Section 9.9          Headings of No Effect.  The paragraph headings contained in this Distribution Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Distribution Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed by their respective officers as of the date first above written.
TOP SHELF BRANDS HOLDINGS CORP.
By: _______________________________
Alonzo Pierce, President and CEO
INTERNATIONAL SPIRIT AND BEVERAGE GROUP, INC.
By: ______________________________
Terry Williams, Chief Executive Officer

Distribution Agreement(DKTS-ISBG)